Confidential Treatment Requested: Information for which confidential treatment has been requested is omitted and is noted with asterisks. An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

Exhibit 10.64
AMENDMENT NO. 9 TO SERVICING AGREEMENT
This Amendment No. 9 to Servicing Agreement (“Amendment No. 9”) is made and entered into as of December 13, 2017 (“Amendment Effective Date”) by and between Blackhawk Network, Inc., an Arizona corporation (“Servicer”), and MetaBank, dba Meta Payment Systems, a federal savings bank (“Bank”) and relates to that certain Servicing Agreement dated March 30, 2012, by and between Servicer and Bank, as amended by Amendment No. 1 to Servicing Agreement, dated November 5, 2012 (“Amendment No. 1”), Amendment No. 2 to Servicing Agreement, dated October 31, 2013 (“Amendment No. 2”), the First Addendum to Servicing Agreement, dated May 30, 2014 (“Addendum No. 1”), Amendment No. 3 to Servicing Agreement, dated June 13, 2014 (“Amendment No. 3”), the Second Addendum to Servicing Agreement, dated October 1, 2015 (“Addendum No. 2”), the Amendment No. 4 to Servicing Agreement dated May 6, 2016 (“Amendment No. 4”), the Amendment No. 5 to Servicing Agreement dated June 16, 2016 (“Amendment No. 5”), the Amendment No. 6 to Servicing Agreement dated December 21, 2016 (“Amendment No. 6”), the Amendment No. 7 to Servicing Agreement dated March 24, 2017 (“Amendment No. 7”), and Amendment No. 8 to Servicing Agreement dated June 1, 2017 (“Amendment No. 8”) (together, the “Agreement”). Each of Servicer and Bank may be referred to herein as a “Party” or collectively as the “Parties”. Capitalized terms used herein but not otherwise defined in this Amendment shall have the meaning assigned to them in the Agreement (as hereinafter defined and as amended herein).
RECITALS
Whereas, the Parties desire to amend the Agreement as more fully set forth below.
AGREEMENT
NOW, THEREFORE, each of the Parties for good and valuable consideration exchanged and intending to be legally bound, hereby mutually agree as follows:

1.	Schedule E is hereby amended by adding the provisions set forth on Attachment 3 to this Amendment No. 9.

2.
Except as specifically modified by this Amendment No. 9, the Agreement shall remain in full force and effect. This Amendment No. 9 may not be amended or modified except pursuant to a written agreement signed by each of the Parties hereto. This Amendment shall bind, and inure to the benefit of, Servicer and Bank and their successors and permitted assigns. This Amendment No. 9 may be executed in counterparts, which execution may be by facsimile or other electronic means, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment is executed by the Parties’ authorized officers or representatives and shall be effective as of the Amendment Effective Date.

Blackhawk Network, Inc.	Metabank, dba Meta Payment Systems
By: /s/ Talbott Roche	By: /s/ Linda M. Loof
Name: Talbott Roche	Name: Linda M. Loof
Title: President & CEO	Title: SVP, Strategic Accounts
Date: December 21, 2017	Date: December 21, 2017

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested: Information for which confidential treatment has been requested is omitted and is noted with asterisks. An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

Attachment 3

ADDITIONAL TERMS TO SCHEDULE E

SUPPLEMENTAL FEE RATES

As of January 1, 2018, the Supplement Fee Rate shall be as follows:

Calendar Quarter of Card Load	Applicable Supplemental Fee Rate*
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
AFTER [**]	To be agreed based on Parties quarterly rate review meetings

*    The calculated Supplemental Fee is payable [**].

2
[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.